UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) February 3, 2006



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                               1-3247                16-0393470
(State or other jurisdiction           (Commission           (I.R.S. Employer
of incorporation)                      File Number)          Identification No.)


One Riverfront Plaza, Corning, New York                      14831
(Address of principal executive offices)                     (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure". On February 3, 2006, Corning Incorporated issued a press release concerning remarks at its annual investors meeting in New York City today, including certain 2005 results and reaffirming guidance for the first quarter of 2006. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

The information in this report, being furnished pursuant to Item 2.02 and 7.01 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of the Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibit

      99   Press Release dated February 3, 2006, issued by Corning Incorporated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date: February 3, 2006        By    /s/  KATHERINE A. ASBECK
                                         -------------------------------
                                         Katherine A. Asbeck
                                         Senior Vice President - Finance

                                                                      Exhibit 99
                                                                      ----------




FOR RELEASE -- FEBRUARY 3, 2006

Media Relations Contact:                        Investor Relations Contact:
Daniel F. Collins                               Kenneth C. Sofio
(607) 974-4197                                  (607) 974-7705
collinsdf@corning.com                           sofiokc@corning.com

                     Corning has Strong Growth Opportunities

              LCD TV penetration expected to be 25 percent by 2007
                      Diesel market could exceed $1 billion

CORNING, N.Y. -- An exciting portfolio of business growth opportunities, a significantly improved financial picture and a culture of successful innovation have Corning Incorporated (NYSE: GLW) well positioned to deliver on a fourth consecutive year of improved profitability, Wendell P. Weeks, president and chief executive officer, will tell investors today. Weeks and other Corning executives will review Corning's 2005 financial performance and 2006 market opportunities at the company's annual investor relations meeting, which will be held at the Mandarin Oriental Hotel in New York City beginning at 9 a.m.

"We have made excellent progress on the financial goals that we laid out several years ago," Weeks will say. "For the first time in more than 25 years we ended the year with more cash on hand than debt. This is a significant achievement for a company that only three years ago had more than $5 billion in outstanding debt on its books.

"Our operating cash flow is strong, we returned to an investment grade credit rating during the past year," he will tell investors, "and we have now completed three successive years of $500 million of earnings improvement." This is a non-GAAP financial measure. This and all non-GAAP financial measures are reconciled on the company's investor relations Web site and in attachments to this news release.

He will note that Corning has accomplished these financial objectives, while at the same time maintaining its commitment to investing in the long-term future of the company. "Corning is a technology company and we grow through global innovation," Weeks will say. "We will continue to invest about 10 percent of our sales into our research and development initiatives as we look for new products that will create our next wave of growth."






                                     (more)

Corning has Strong Growth Opportunities
Page Two


2006 Growth Opportunities

Display Technologies
Peter F. Volanakis, chief operating officer, will tell investors the global liquid crystal display (LCD) glass substrate market, measured in square feet of glass, is expected to grow more than 40 percent this year. Worldwide glass demand will exceed 1.4 billion square feet by 2007, he will say.

"While we believe that the market will continue to grow at more than 40 percent this year, at Corning we expect our volume will grow faster than the overall market," Volanakis will say. "Presently desktop monitors dominate the LCD market; however, as retail prices for LCD TVs continue to fall and screen sizes become larger, televisions will be the largest user of LCD glass in 2007." Corning will say that glass demand for LCD TVs alone is expected to nearly triple from 210 million square feet last year to approximately 585 million square feet by 2007. LCD TVs comprise approximately 11 percent of all televisions sold today and the company expects this market penetration rate to be approximately 25 percent by 2007.

Volanakis will also point out that Generation 5.5 and larger substrates will account for almost 50 percent of the total glass demand of 1.4 billion square feet by 2007. Corning has been producing Generation 7 and Generation 7.5 glass through its jointly-owned company, Samsung Corning Precision Glass Co., Ltd., and Corning will soon produce these larger generation substrates at its newest LCD facility in Taichung, Taiwan. Corning expects to be producing Generation 8 glass substrates by the third quarter of this year. Volanakis also will note that earlier this week, Corning announced plans to build an LCD glass finishing facility in the People's Republic of China. Corning is the first LCD substrate manufacturer to locate a plant on the China mainland.

Diesel Technologies
With the implementation of more stringent emissions regulations beginning last year in Europe and continuing in the U.S. and Japan throughout the remainder of the decade, the diesel emissions products market will grow to approximately $1.2 billion to $1.3 billion by 2010, Thomas R. Hinman, vice president and general manager, Corning Diesel Technologies, will tell investors. "It is our belief that our innovative technologies and our ability to meet the growing product demands of both the light-duty and heavy-duty diesel engine manufacturers could result in Corning capturing as much as $500 million to $600 million in market opportunity by 2010," he will say.

Hinman will caution investors to look beyond the U.S. automotive industry, pointing out that, "Diesel engines are an important source of economical power throughout the world. While in the U.S. we consider them as predominately work engines, in Europe and elsewhere, they also represent a significant portion of




                                     (more)

Corning has Strong Growth Opportunities
Page Three


the passenger car market. Diesel engines offer long-term durability and significantly improved fuel efficiency over gasoline engines, resulting in reduced greenhouse gases." Corning recently announced that its new aluminum titanate filter, DuraTrap(R) AT is now being used on several Volkswagen models in Europe. "This robust, high performance product continues to gain acceptance by key European and Asian car manufacturers," Hinman will say.

"The largest market opportunity lies with the heavy-duty engine manufacturers," Hinman will explain. "There will be about two million heavy-duty (trucks, buses and non-road construction) vehicles that will require some form of emissions control by 2010. Corning is well positioned to capture a leading share of this emerging market opportunity. We already have letters of intent from more than half of all the heavy-duty diesel engine manufacturers," he will tell investors.

Telecommunications
Larry Aiello, president and chief executive officer, Corning Cable Systems, will tell investors, "we are seeing a measure of improvement in the telecommunications segment, but it is not a full-blown recovery." He will explain that Corning's telecommunications segment continues to see growth across all three major FTTx platforms and that technology innovation in the company's hardware and equipment has resulted in significantly reducing the cost and the impact of fiber-to-the-premises installations.

Financial Outlook
"We were extremely pleased with our financial performance last year," James B. Flaws, vice chairman and chief financial officer, will tell attendees. "We continue to work diligently on protecting the company's financial health. We will maintain significant cash balances going forward. This will enable us to meet any future capital expenditure needs, support investments in research and development and pursue new business developments." Flaws said the company will use any excess cash to further reduce outstanding debt levels before it considers a stock repurchase program or dividends.

Flaws will explain that the company expects its 2006 capital expenditures to be in the range of $1.3 billion to $1.5 billion. The company has a goal to achieve positive free cash flow of approximately $200 million in 2006.

First-Quarter Outlook
Corning will reaffirm its first-quarter guidance of sales in the range of $1.2 billion to $1.25 billion and earnings per share of $0.21 to $0.23 before special items. This is a non-GAAP financial measure. Corning said that it will begin expensing employee stock options in 2006 and that the EPS range of $0.21 to $0.23 includes about $0.01 related to this new expense in the first quarter. The company expects first-quarter gross margin to be between 43 percent and 45 percent. Corning's first-quarter equity earnings from Dow Corning are expected to be in the range of $60 million to $65 million.

                                     (more)

Corning has Strong Growth Opportunities
Page Four


Flaws will note that Corning expects its total LCD glass volume to increase sequentially in the range of 3 percent to 8 percent and pricing for the quarter will be down more significantly than in previous quarters. In its Telecommunications segment, Corning expects total sales for the first quarter to be flat with fourth-quarter sales and its Environmental segment sales to increase by about 5 percent in the first quarter.

Separately the company announced that it will be meeting with investors in Dallas on Feb. 6 and in Houston on Feb. 7.

Conference Broadcast Information
Corning will make the presentation at its annual investor conference available to the public by webcast and telephone access. The broadcast will be held Friday, Feb. 3, 2006 at 9 a.m. EST. The dial-in number is (630) 395-0017. The password is investor. The leader is Sofio. A replay of the call will begin at approximately 3:30 p.m. and will run through 5 p.m. EST on Friday, Feb. 17, 2006. To access the replay, dial (203) 369-3231; a password is not required. A
live        audio        webcast        will       be        available        at
http://www.corning.com/investor_relations/. The audio webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning's non-GAAP EPS measure excludes restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company's non-GAAP measure excludes adjustments to asbestos settlement reserves required by movements in Corning's common stock price, gains and losses arising from debt retirements, charges resulting from the impairment of equity or cost method investments, or adjustments to deferred tax assets, and gains or losses recognized in equity earnings from restructuring, impairment or other charges or credits taken by equity method companies. The company believes presenting a non-GAAP EPS measure is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. This non-GAAP measure is reconciled on the company's Web site at www.corning.com/investor_relations and accompanies this news release.

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.





                                     (more)

Corning has Strong Growth Opportunities
Page Five


Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

                                       ###

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                          Year Ended December 31, 2005
                        (Unaudited; amounts in millions)

--------------------------------------------------------------------------------
Corning's comment, "and we have now completed three successive years of $500 million of earnings improvement." is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting a non-GAAP improvement in net income is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
--------------------------------------------------------------------------------

                                                        Net Income                               Improvement
                                             For the years ended December 31,           ----------------------------
                                          --------------------------------------          2005      2004      2003
                                          2005 (a)  2004 (a)    2003      2002          vs. 2004  vs. 2003  vs. 2002
                                          --------  --------    ----      ----          --------  --------  --------

Net income, excluding special items       $1,302    $   674    $ 128    $  (392)          $  628    $  546    $ 520
                                                                                          ======    ======    =====

Special items:
Restructuring, impairment and other
  (charges) and credits (b)                   34     (1,802)     (26)    (1,462)

Asbestos settlement (c)                     (197)       (30)    (263)

(Loss) gain on repurchases and
  Retirement of debt, net (d)                (16)       (34)      12        108

(Provision) benefit for income taxes        (443)      (937)

Equity in earnings of associated
  companies, net of impairments (e)          (95)       (56)     (74)       (34)

Income from discontinued operations (f)                  20                 478
                                          ------    -------    -----    --------

Net income (loss)                         $  585    $(2,165)   $(223)   $(1,302)
                                          ======    =======    =====    =======

(a) For 2005 and 2004, refer to separate reconciliations of non-GAAP financial measure to the comparable GAAP measure on Corning's web site at www.corning.com/investor-relations for an explanation of the special items being excluded.

2003 Special Items:
(b) Corning recorded net charges of $11 million ($26 million after-tax) for our decision to shutdown Corning Asahi Video Products Company, exit the photonics technologies business within our Telecommunications segment, and shutdown two of our Specialty Materials manufacturing facilities. The charges for these actions were partially offset by credits to prior periods' restructuring plans, most notably for our decision not to exit two cabling sites previously marked for shutdown in 2002.
(c) As part of Corning's asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock and our investment in Pittsburgh Corning Europe to a trust. This charge represents recording the initial liability based on the terms of the settlement agreement ($298 million or $190 million after-tax) plus the charge to reflect movements in Corning's common stock price from the settlement arrangement date and December 31, 2003 ($115 million or $73 million after-tax).
(d) During 2003, Corning retired a significant portion of long-term debt, resulting in a gain of $19 million ($12 million after-tax).
(e) This amount primarily reflects our portion of asset impairment charges recorded by our equity method investment, Samsung Corning Co., Ltd.

2002 Special Items:
(b) Corning recorded total net charges of $2.08 billion ($1.462 billion after-tax and minority interest) related to the following significant actions: restructuring charges of $1.271 billion ($929 million after-tax and minority interest) for the closure of facilities, workforce reductions and abandonment of certain construction projects, mostly in our Telecommunications segment; $400 million ($294 million after-tax) for the impairment of goodwill in our Telecommunications segment; and $409 million ($239 million after-tax) for the impairment of assets of our photonic technologies and conventional video components businesses.
(d) During 2002, Corning retired a significant portion of long-term debt resulting in a gain of $176 million ($108 million after-tax).
(e) This amount reflects charges for impairments of certain equity method investments in Corning's Telecommunications segment.
(f) On December 13, 2002, Corning completed the sale of our precision lens business to 3M Company for approximately $800 million in cash and recorded a gain on the sale of $652 million ($415 million after-tax) included in income from discontinued operations. The remaining $63 million, net of tax, of income from discontinued operations represents the 2002 operating results of the precision lens business prior to the sale to 3M Company.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                        Three Months Ended March 31, 2006
           (Unaudited; amounts in millions, except per share amounts)

--------------------------------------------------------------------------------
Corning's earnings per share (EPS) excluding special items for the first quarter of 2006 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles
(GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
--------------------------------------------------------------------------------

                                                                 Range
                                                        ----------------------
Guidance: EPS excluding special items                   $0.21            $0.23

Special items:
     Restructuring, impairment and other
       (charges) and credits (a)

     Asbestos settlement (b)

     (Loss) gain on repurchases and
       retirements of debt, net
                                                        -----            -----

Earnings per share

        ----------------------------------------------------------------
        This schedule will be updated as additional announcements occur.
        ----------------------------------------------------------------

(a) From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b) As part of Corning's asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning's common stock price prior to contribution of the shares to the trust. In the first quarter of 2006, Corning will record a charge or credit for the change in its common stock price as of March 31, 2006 compared to $19.66, the common stock price at December 31, 2005.



Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning's first quarter 2006 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                     Years Ended December 31, 2006 and 2005
                        (Unaudited; amounts in millions)

--------------------------------------------------------------------------------
Corning's free cash flow financial measures for the years ended December 31, 2006 and 2005 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP financial measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.
--------------------------------------------------------------------------------



                                               Year ended         Year ended
                                            December 31, 2006  December 31, 2005
                                            -----------------  -----------------
Operating cash flow                             $                  $   1,939

Less: Investing cash flow                                             (1,712)

Plus: Short-term investments - acquisitions                            1,668

Less: Short-term investments - liquidations                           (1,452)
                                                ---------          ---------

Free cash flow                                  $                  $     443
                                                =========          =========